UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2007

Coach Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19471	91-1942841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12330 SW 53rd Street, Suite 703 Cooper City, Florida	33330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 602-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or

As previously announced, Coach Industries Group, Inc. (the “Registrant”) received a written notice from the NASD, stating that the Registrant is not in compliance with the OTC Bulletin Board’s continuing listing criteria under NASD Rule 6530 because it had not timely filed its annual report on Form 10-K for the year ended December 31, 2006. Because the Registrant continues to be delinquent in its reporting requirements and there was no request for a hearing before the Nasdaq Listing Qualifications Panel to review the Nasdaq Staff’s delinquency determination, the Registrant was delisted from the OTC Bulletin Board. The Registrant’s securities are currently not eligible for continued quotation on the OTCBB and all quotations of the Registrant’s securities on the OTCBB were deleted. At this time, the Registrant does not intend to appeal the delisting and the Registrant’s securities are immediately eligible for quotation in the National Quotation Bureau (Pink Sheets), an electronic quotation service for securities traded over-the-counter.

Item 8.01	Other Events

On May 16, 2007, William Simonds, on behalf of himself and all others similarly situated (“Plaintiffs”) filed suit against Breakaway Courier Boston, Inc. (“Breakaway”) and Subcontracting Concepts, Inc., (“SCI’), a wholly owned subsidiary of the Registrant, (Breakaway and SCI collectively, the “Defendants”) in the Massachusetts Superior Court Department of the Trial Court, Civil Action (the “Court”). The Plaintiffs seek restitution of wages and other benefits of employment due to accusations of their misclassification as independent contractors in violation of Massachusetts independent contractor law. The Defendant’s intend to file a motion to dismiss with the Court.

Item 8.01	Other Events

On January 23, 2007, a demand for arbitration by the American Arbitration Association (“AAA”) was distributed to the Registrant and Harbor Crest Partners, LLC (“Harbor”) in connection to a breach of an Independent Consulting Agreement (the “Agreement”) entered into between the parties on November 1, 2005 (the “Agreement”). The Agreement provided for the Registrant to engage the services of Harbor to represent it in investors’ communications and public relations with existing shareholders, brokers, dealers and other investment professionals. Pursuant to the terms of the Agreement, the Registrant intends to resolve the dispute with Harbor exclusively through this binding arbitration. Harbor claims that the Registrant breached the Agreement for failure to pay $84,000 per year three years due under the Agreement for a total of $252,000, plus costs, expenses and attorneys fees. The Registrant defends its breach in compensating Harbor by claiming that Harbor had breached its obligations in accordance with the terms of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACH INDUSTRIES GROUP, INC.
(Registrant)
Date May 31, 2007
	By:	/s/ Robert L. Lefebvre
	Name:	Robert L. Lefebvre
	Title:	Chief Executive Officer